Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2013 in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-193887) and the related Prospectus of New Media Investment Group Inc. dated September 17, 2014.

/s/ Ernst & Young LLP

New York, New York

September 15, 2014